As filed with the Securities and Exchange Commission on November 19, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOL STRATEGIES INC.

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English (if applicable))

Ontario	6199	N/A
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

217 Queen Street West, Suite 401

Toronto, Ontario, M5V 0R2, Canada

(416) 480-2488

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3133

(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Daniel Fuke Fasken Martineau DuMoulin LLP Bay Adelaide Centre 333 Bay Street, Suite 2400 Toronto, Ontario M5H 2T6 Canada (416) 366-8381	Michael Hubbard Director and Interim Chief Executive Officer Sol Strategies Inc. 217 Queen Street West, Suite 401 Toronto, Ontario, M5V 0R2 Canada (416) 480-2488	Thomas M. Rose Shona C. Smith Nicole A. Edmonds Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, Massachusetts 02199-7613 United States (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Sol Strategies Inc., at Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2 (telephone: (416-480-2488)), and are also available electronically at www.sedarplus.ca.

This short form base shelf prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 – Shelf Distributions).

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	November 14, 2025

SOL STRATEGIES INC.

(formerly, Cypherpunk Holdings Inc.)

US$150,000,000

Common Shares

Debt Securities

Subscription Receipts
Warrants
Units

Sol Strategies Inc. (“Sol Strategies” or the “Company”) may from time to time offer and issue the following securities: (i) common shares of the Company (the “Common Shares”); (ii) debt securities of the Company (“Debt Securities”); (iii) subscription receipts (“Subscription Receipts”) exchangeable for Common Shares and/or other securities of the Company; (iv) warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); and (v) securities comprised of more than one of Common Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof having an offer price of up to US$150,000,000 aggregate (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid. The Common Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the “Securities”) offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities (provided that the Debt Securities shall only be convertible or exchangeable into Common Shares or other securities of the Company), and any other terms specific to the Debt Securities being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of such Warrants offered, the offering price, whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Share and/or other securities of the Company and any other specific terms; and (v) in the case of Units, the number of Units being offered, the offering price, the terms of the Common Shares, Debt Securities, Subscription Receipts and/or Warrants underlying the Units, and any other specific terms. The Company does not intend on issuing “novel” securities pursuant to this Prospectus, as such term is defined under National Instrument 44-102 – Shelf Distributions (“NI 44-102”). One or more securityholders of the Company may also offer and sell Securities under this Prospectus (the “Selling Securityholders” and each a “Selling Securityholder”). See “Secondary Offering by Selling Securityholders”.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted. Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities covered by that Prospectus Supplement.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. This Prospectus may qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as CORRA (the Canadian Overnight Repo Rate Average), and/or convertible into or exchangeable for Common Shares.

This Prospectus does not qualify for issuance or distribution any tokenized securities.

The Company, or any Selling Securityholders, may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the net proceeds to the Company and, to the extent applicable, any fees, discounts, concessions or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.

This Prospectus may qualify an “at-the-market distribution” (as such term is defined in NI 44-102) which would include the distribution of Common Shares. In connection with any offering of the Securities, other than an “at-the- market distribution”, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under this Prospectus, regardless of whether the overallocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.

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No underwriter of the “at-the-market distribution”, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under an “at-the-market” prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

The outstanding Common Shares are listed for trading on the Canadian Securities Exchange (the “CSE”) under the symbol “HODL”. On November 13, 2025, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the CSE was C$3.59. The Common Shares are also listed for trading under the symbol “STKE” on the Nasdaq Stock Market and “CYFRF” on the OTCQB Market.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

Investing in Securities involves a high degree of risk. A prospective purchaser should therefore review this Prospectus and the documents incorporated by reference in their entirety and carefully consider the risk factors described under “Risk Factors” prior to investing in such Securities. See also “Secondary Offering by Selling Securityholders”.

The Company is permitted under a multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference in this Prospectus have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of United States companies prepared under United States generally accepted accounting principles.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is existing under the laws of Ontario, Canada, that most of its officers and directors are not residents of the United States, that some or all experts named herein are not residents of the United States, and that a substantial portion of the assets of the Company and said persons are located outside the United States. See “Enforcement of Civil Liabilities”.

Prospective investors should be aware that the acquisition of securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

No underwriter, agent, or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The head office and principal address and the registered and records office of the Company is located at Suite 401, 217 Queen Street West, Toronto, Ontario.

The following directors and officers of the Company reside outside of Canada. Each has appointed the agent for service of process in Canada appearing opposite their name in the table below. Prospective investors are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or who resides outside of Canada, even if the party has appointed an agent for service of process. See “Agent for Service of Process”.

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Name of Person	Name and Address of Agent
Jon Matonis	Sol Strategies Inc. Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2, Canada
Michael Hubbard	Sol Strategies Inc. Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2, Canada
Max Kaplan	Sol Strategies Inc. Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2, Canada
Luis Berruga	Sol Strategies Inc. Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2, Canada
José Manuel Calderón	Sol Strategies Inc. Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2, Canada

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ABOUT THIS SHORT FORM BASE SHELF PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Sol Strategies.” or the “Company”, refer to Sol Strategies Inc. together, where context requires, with our subsidiaries and affiliates. Readers should rely only on the information contained or incorporated by reference in this Prospectus. The Company has not authorized anyone to provide readers with information that is different or additional information from that contained in this Prospectus. If anyone provides you with any different, additional, inconsistent or other information, you should not rely on it. The Company takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted.

This Prospectus is part of a registration statement on Form F-10 (the “Registration Statement”) relating to the Securities that the Company has Company with the U.S. Securities and Exchange Commission (the “SEC”). Under the Registration Statement, the Company may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of US$150,000,000. This Prospectus, which constitutes part of the Registration Statement, provides you with a general description of the Securities that the Company may offer. Each time the Company sells Securities under the Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference” herein and therein. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the exhibits that are part of the Registration Statement. Investors in the United States should refer to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities.

Readers should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement or any document incorporated by reference herein and therein is accurate as of any date other than the date on the front cover of this Prospectus, any applicable Prospectus Supplement or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery or of any sale of the Securities pursuant thereto. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Company does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the website of the Company, https://solstrategies.io/, shall not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or document incorporated by reference herein or therein, and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

Market data and certain industry forecasts used in this Prospectus and any applicable Prospectus Supplement, and the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, were obtained from market research, third party sources, industry reports and publications, websites and other publicly available information, and management studies and estimates. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information. In addition, projections, assumptions and estimates of the Company’s future performance or the future performance of the industry and markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this Prospectus and in the Annual Information Form under “Risk Factors”.

In this Prospectus and any Prospectus supplement, unless otherwise indicated, all dollar amounts and references to “US$” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars. This Prospectus and the documents incorporated by reference contain translations of certain US dollar amounts into Canadian dollars solely for your convenience. See “Currency Presentation and Exchange Rate Information”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements”, “forward-looking information”, “future-oriented financial information” and “financial outlooks” within the meaning of Canadian securities laws (collectively referred to herein as “forward-looking information” or “forward-looking statements”). Forward-looking information includes, but is not limited to, the use of proceeds of an offering of Securities; the timing for completion of any offering of Securities; statements with respect to future business strategy, competitive strengths, and goals; the expansion and growth of the Company’s business, operations and plans; potential revenue and cost saving synergies; projected milestones and timelines; the intention to scale operations and make investments in technology; new revenue streams; estimated sales, revenue, margins and cost metrics; the anticipated business, operations and financial performance and condition of the Company; management’s expectation with respect to the success of the Company in its industry; expectations regarding the Company’s ability to raise capital; market prices; values and other economic indicators; statements with respect to potential acquisitions; the expansion into additional markets; expectations of market size and growth in Canada, the United States and globally; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the crypto and blockchain industries generally; and other events or conditions that may occur in the future. Often, but not always, forward-looking statements can be identified by the use of words and phrases such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved.

C-1

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this Prospectus should not be unduly relied upon. These statements speak only as of the date of this Prospectus.

The forward-looking statements in this document are based on what the Company currently believes are reasonable assumptions, including the material assumptions set out in the AIF (as defined below), management discussion and analysis and news releases of the Company.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond the Company’s ability to predict or control. Some of the risks that could cause outcomes and results to differ materially from those expressed in the forward-looking statements are set out in the AIF and also include:

•	The Company’s discretion over the use of proceeds.
•	Potential dilution to existing Shareholders’ percentages as a result of the exercise of outstanding Options to acquire Common Shares, settlement of share units, or the issuance of Common Shares in the future.
•	The liquidity of the Common Shares in the market.
•	The absence of a public market for certain of the Securities.
•	Unsecured debt securities.
•	The effect of changes in interest rates on the Company’s debt securities.
•	The effect of fluctuations in foreign currency markets on the Company’s debt securities.
•	The Company may be unable to obtain additional financing on acceptable terms or at all.

This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Although the Company believes its expectations are based upon reasonable assumptions and have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. See the section entitled “Risk Factors” below, and in the section entitled “Risk Factors” in the AIF (as defined herein), for additional risk factors that could cause results to differ materially from forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking information. The forward-looking information contained herein are made as of the date of this Prospectus and, accordingly, are subject to change after such date. The Company disclaims any intent or obligation to update publicly or otherwise revise any forward-looking statements or the foregoing list of assumptions or factors, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. Investors are urged to read the Company’s filings with Canadian securities regulatory agencies, which can be viewed online under the Company’s issuer profile on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca, and with the SEC, which can be viewed online under the Company’s issuer profile on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov.

FINANCIAL INFORMATION

The financial statements of the Company are presented in Canadian dollars and such financial statements are prepared in accordance with IFRS and may not be comparable to financial statements of United States companies. Our financial statements are subject to audit in accordance with Canadian generally accepted auditing standards and/or the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and our auditor is subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the SEC. Unless otherwise indicated, any other financial information included or incorporated by reference in this Prospectus has been prepared in accordance with IFRS.

The Company notes that its audited financial statements for the year ended September 2024 were filed on SEDAR+ on January 28, 2025 and re-filed on June 18, 2025. The only changes in the re-filed financial statements were to revise certain notes thereto to reflect that the financial statements had been audited in accordance with PCAOB standards and the inclusion of a new auditor’s report. No information in the refiled document differed materially from the information originally filed.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Nine months ended June 30, 2025	Year ended September 2024	Year ended September 2023	Year ended September 2022
High	1.4603	1.3875	1.3856	1.3726
Low	1.3491	1.3205	1.3128	1.2329
Average	1.4057	1.3608	1.3486	1.2772
Closing	1.3643	1.3499	1.3520	1.3707

On November 13, 2025, the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.4018.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Chief Financial Officer of Sol Strategies at Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2 (telephone: (416-480-2488)) and are also available electronically at www.sedarplus.ca and www.sec.gov. The filings of the Company through SEDAR+ and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The information incorporated by reference is considered part of this Prospectus, and information filed with the securities commission or similar authorities in each of the provinces and territories of Canada subsequent to this Prospectus and prior to the termination of a particular offering of Securities referred to in any Prospectus Supplement will be deemed to update and, if applicable, supersede this information. Except as may be set forth in a Prospectus Supplement, the following documents, filed by the Company with the securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

•	the annual information form of the Company for the year ended September 30, 2024 dated April 28, 2025 (the “AIF”), other than the following sections:

o	the entire section of the AIF entitled “Directors and Officers”; and

o	the following statement in the AIF “On December 5, 2025, the Company announced that it had submitted its application for listing on Nasdaq. The Company’s listing application is subject to review and approval by Nasdaq’s listing qualifications department for compliance with all Nasdaq Capital Market standards, as well as any other relevant regulatory approvals. The Company must also file a registration statement with the SEC and have it declared effective before its Common Shares will be listed on Nasdaq.”

•	the re-filed audited consolidated financial statements of the Company as at and for the years ended September 30, 2024 and 2023 the notes thereto and the independent auditors’ report thereon dated June 16, 2025;

•	the management’s discussion and analysis (“MD&A”) of the financial condition and results of operations of the Company as at and for the years ended September 30, 2024 and 2023 dated January 28, 2025;

●	the re-filed unaudited interim condensed consolidated financial statements of the Company for the three and nine months ended June 30, 2025 (the “Interim Financial Statements”), and the notes thereto, together with the related MD&A of the financial condition and results of operations of the Company;

●	the material change report of the Company dated October 1, 2025 in respect of the closing of the private placement of 4,380,000 units of the Company at a price of C$6.85 per Unit for gross proceeds of C$30,003,000 pursuant to the listed issuer financing exemption under Part 5A of National Instrument 45-106 - Prospectus Exemptions (the “LIFE Offering”);

●	the material change report of the Company dated September 24, 2025 in respect of the LIFE Offering;

●	the material change report dated September 22, 2025 in respect of the resignation of Leah Wald as director and Chief Executive Officer of the Company;

•	the material change report of the Company dated August 5, 2025 in respect of the consolidation of the Company’s Common Shares;

•	the material change report of the Company dated July 21, 2025 in respect of the changes to the Company’s board of directors;

•	the material change report of the Company dated May 1, 2025 in respect of the Company’s private placement financing of convertible notes with an affiliate of ATW Partners Opportunities Management, LLC;

•	the material change report of the Company dated April 23, 2025 in respect of the Company’s private placement financing of convertible notes with an affiliate of ATW Partners Opportunities Management, LLC;

•	the material change report of the Company dated March 17, 2025 in respect of the Company entering into an asset purchase agreement with Michael Hubbard (the “Stakewiz Asset Purchase Agreement”);

•	the material change report of the Company dated January 16, 2025 in respect of the Company’s private placement financing of unsecured convertible debenture units with ParaFi Capital;

•	a material change report of the Company dated January 6, 2025 in respect of the Company’s amended and restated credit facility agreement with Antanas Guoga;

•	the material change report of the Company dated December 20, 2024 in respect of the Company entering into an asset purchase agreement with Orangefin Ventures LLC (“Orangefin”);

•	the material change report of the Company dated November 25, 2024 in respect of the Company entering into an asset purchase agreement with Ben Hawkins;

•	the material change report of the Company dated October 21, 2024 in respect of the Company entering into a credit facility agreement with Antanas Guoga; and

•	the management information circular of the Company dated July 2, 2024, prepared in connection with the annual general and special meeting of the shareholders of the Company held on July 30, 2024.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Prospectus Distributions (excluding confidential material change reports), if filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated by reference therein, filed pursuant to the requirements of applicable securities legislation in Canada and during the period that this Prospectus is effective, shall be deemed to be incorporated by reference in this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and the readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to or furnished to the SEC by the Company after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. In addition, if and to the extent expressly provided in such reports, the Company may incorporate by reference into this Prospectus documents that the Company files with or furnishes to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). The documents of the Company filed with, or furnished to, the SEC are or will be made available through EDGAR at www.sec.gov.

Upon a new interim financial report and related MD&A of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial report and related MD&A of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related MD&A of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related MD&A and the previous interim financial report and related MD&A of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Company filed prior to the beginning of the Company’s financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement to this Prospectus containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.

Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this Prospectus forms a part:

(a)	the documents listed under the heading “Documents Incorporated by Reference” in this Prospectus;

(b)	the consent of the Company’s independent auditor, Davidson & Company LLP;

(c)	the powers of attorney from directors and certain officers of the Company; and

(d)	the form of debt indenture.

A copy of the form of any warrant indenture or warrant agency agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with or if and to the extent expressly provided in such reports furnished to the SEC under the U.S. Exchange Act.

THE COMPANY

Sol Strategies Inc. is a publicly traded Canadian investment company that operates at the forefront of blockchain innovation and pursues a digital asset treasury++ (“DAT++”) strategy, which combines the Company's digital asset strategy of acquiring a treasury of Solana with the Company's revenue generating validator business line. Specializing in the Solana ecosystem, the Company also provides strategic investments and infrastructure solutions to enable the next generation of decentralized applications. The Company’s head office and registered office is located at Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2.

The Company’s Common Shares are publicly listed on the CSE under the symbol “HODL”. The Common Shares are also listed for trading under the symbol “CYFRF” on the OTCQB Market.

On September 9, 2025, , the Company’s Common Shares began trading on the Nasdaq Stock Market (“Nasdaq”) under the symbol “STKE”.

On August 5, 2025, the Company completed a consolidation of its issued and outstanding Common Shares on the basis of (1) new Common Share for every (8) eight existing Common Shares (the “Consolidation”).

For further information regarding the Company, please refer to the AIF and other documents incorporated by reference in this Prospectus available under the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. See also “Risk Factors” in this Prospectus and the AIF and the risk factors set forth in the interim and annual MD&As of the Company.

SECONDARY OFFERING BY SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of a secondary offering by or for the account of Selling Securityholders; however, no such sale of securities will compose any at-the-market distribution which may be offered pursuant to a prospectus supplement to this Prospectus. The prospectus supplement for or including any offering of Securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws:

•	the name or names of the Selling Securityholders;

•	the number or amount of Securities owned, controlled or directed by each Selling Securityholder;

•	the number or amount of Securities being distributed for the account of each Selling Securityholder;

•	the number or amount of Securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;

•	whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only;

•	if the Selling Securityholder purchased any of the Securities in the 24 months preceding the date of the applicable prospectus supplement, the date or dates the Selling Securityholder acquired the Securities;

•	if the Selling Securityholder acquired any of the Securities in the 12 months preceding the date of the applicable prospectus supplement, the cost thereof to the Selling Securityholder in aggregate and on an average-cost-per-security basis;

•	if applicable, the disclosure required by item 1.11 of Form 41-101F1, and if applicable, the Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding prospectus supplement; and

•	all other information that is required to be included in the applicable prospectus supplement.

ADDITIONAL INFORMATION

Director and Executive Officer Information

The following table sets forth for each director and executive officer of the Company as at the date hereof and as at September 30, 2024, each such individual’s name, province or state and country of residence, position(s) held with the Company, principal occupation(s) for the last five years, if currently a director, period(s) during which such individual has served as a director of the Company, and the number and percentage of issued and outstanding Common Shares beneficially owned, or controlled or directed, directly or indirectly, by such individual (for avoidance of doubt, excluding any convertible securities in the capital of the Company held by such individual). The statements as to principal occupation(s) for the last five years of, and the number and percentage of Common Shares beneficially owned, or controlled or directed, directly or indirectly, by, the directors and executive officers of the Company are in each instance based upon information furnished by the individuals concerned. All directors of the Company hold office until the next annual meeting of shareholders of the Company or until their successors are elected or appointed.

Name, Place of Residence and Position(s)	Principal Occupation(s) for the Last Five Years	Director/ Officer Since	Number of Common Shares Beneficially Owned or Controlled or Directed(1)	Percentage of Issued and Outstanding Common Shares
Michael Hubbard(2) Rotorua, New Zealand Interim Chief Executive Officer, Director	Chief Executive Officer of Laine New Zealand (2024 – Current); Founder and Managing Director of Laine South Africa (2014 – Current)	March 10, 2025	660,000(11)	2.39%
Luis Berruga(3)(4)(5) New York, USA Chairman of the Board of Directors	Founder and Managing Partner of LBS Capital (2024 – Current); Chief Executive Officer of Global X ETFs (2018 – 2023)	March 3, 2025	32,500(12)	0.12%
Doug Harris(6) Toronto, Ontario, Canada Chief Financial Officer	Chief Financial Officer of the Company (2021 – Current); Interim Chief Financial Officer of HYLQ Strategy Corp. (formerly, Tony G Co-Investment Holdings Ltd.) (“HYLQ”) (2018 – 2022; 2025 – Current); Chief Financial Officer of Grid Metals Corp. (2021 – 2025); Chief Financial Officer of Zoglo’s Food Corp (2022 – 2023); Chief Financial Officer of Tripsitter Clinic Ltd. (2021 – 2023)	April 2021	212,500 (13)	0.77%
Andrew McDonald(7) Toronto, Ontario, Canada Chief Operating Officer	Chief Operating Officer of the Company (August 2025 – Current); Director of Operations of the Company (January 2025 – August 2025); General Manager and Chief Operating Officer of Bitaccess Inc. (2021 – 2023)	August 28, 2025	6,000(14)	0.02%
Jon Matonis(3) London, United Kingdom Chief Economist, Director	Chief Economist of the Company; Businessman and monetary economist	April 9, 2020	234,937(15)	0.85%
Max Kaplan Tampa Bay, USA Chief Technology Officer	Founder of Orangefin Ventures (2023 – 2024); Senior Vice President of Engineering of Edgevana Inc. (2023 – 2024); Engineer at Kraken Digital Asset Exchange (2017 – 2023)	December 31, 2024	126,267(16)	0.46%

Name, Place of Residence and Position(s)	Principal Occupation(s) for the Last Five Years	Director/ Officer Since	Number of Common Shares Beneficially Owned or Controlled or Directed(1)	Percentage of Issued and Outstanding Common Shares
Rubsun Ho(4)(5) Toronto, Ontario, Canada Director	Chief Executive Officer of Crowdmatrix Inc. (2015 – 2022); Head of Trading Compliance of Kognitiv Corporation (2015 – 2022); Co-founder and director of Caravel Law PC (2016 – 2024)	June 16, 2021	2,000(17)	0.01%
Ungad Chadda(4)(5) Toronto, Ontario, Canada Director	Chief Executive Officer of Global Uranium Corp. (2024 – Current); Chief Executive Officer of Urban Infrastructure Group (2024 – 2025); President, Former President of Toronto Stock Exchange and Senior Vice President of TMX Group Ltd. (1997 -- 2019)	September 11, 2024	1,925(18)	0.01%
José Manuel Calderón New York, USA Director	President and Owner of The_Embassy3x3 (January 2025 – Current); Academic Senate of GIOYA Higher Education Institution (2024 – Current); Advisor to Front Office and Basketball Operations of the Cleveland Cavaliers (2022 – Current); Co-Founder of OWQLO (2019 – Current); Director-Co-Founder of Training Center Higueron Fuengirola (2021 – Current); President of the Fundación José Manuel Calderón (2010 – Present); Talk Show Host and Global Advisor of Sngular (2020 – Current); Former basketball player for the Toronto Raptors, the New York Knicks, the Dallas Mavericks, the Los Angeles Lakers, the Atlanta Hawks, the Cleveland Cavaliers and the Detroit Pistons (2005 – 2019)	July 21, 2025	Nil(19)	0.00%
Leah Wald(8) Tennessee, USA Former Chief Executive Officer and Director	Chief Executive Officer of Sol Strategies (2024 – September 30, 2025); Chief Executive Officer of Valkyrie Investments Inc. (2020 – 2024); VP Portfolio Management at Exponential Group (2020); Partner & EVP at Lucid Investment Strategies, LLC (2017 – 2020)	N/A	130,237	0.47%
Mohammed Adham London, United Kingdom(9) Former Chief Investment Officer and Director	Chief Investment Officer and Director of the Company (Resigned February 3, 2025); Chief Executive Officer of Bitaccess Inc.	N/A	2,536,724	9.20%

Name, Place of Residence and Position(s)	Principal Occupation(s) for the Last Five Years	Director/ Officer Since	Number of Common Shares Beneficially Owned or Controlled or Directed(1)	Percentage of Issued and Outstanding Common Shares
Antanas (Tony) Guoga(10) Kaunas, Lithuania Former Chairman of the Board of Directors	Chairman of the Company (2021 – July 2025); Chairman and Director of HYLQ (2021 – Current); Chief Executive Officer of Sol Strategies (2021 – 2022); Member of the Seimas of the Republic of Lithuania, the legislative branch of government in Lithuania (2020 – 2021); Member of European Parliament (2014 – 2019)	N/A	3,614,034(20)	13.11%

Notes:

(1)	The information as to the nature of Common Shares beneficially owned, or controlled or directed, directly or indirectly, by the directors and executive officers, not being within our knowledge, has been furnished by such directors and officers or has been extracted from the register of shareholdings maintained by our transfer agent or from insider reports filed by the individuals and available at www.sedi.ca.

(2)	Mr. Hubbard was appointed as a director of the Company on July 21, 2025 and as interim chief executive officer of the Company effective as of October 1, 2025.

(3)	Member of the Investment Committee

(4)	Member of the Compensation Committee.

(5)	Member of the Audit Committee.

(6)	Mr. Harris joined the Company as a part-time Chief Financial Officer in April 2021. On January 1, 2025, he joined the Company on a full-time basis.

(7)	Mr. McDonald joined the Company in January 2025 as Director of Operations. He was appointed as Chief Operating Officer on August 28, 2025.

(8)	Ms. Wald resigned as a director of the Company effective September 22, 2025, and as Chief Executive Officer of the Company effective October 1, 2025. The number of Common Shares held by Ms. Wald as disclosed in this Prospectus are as at October 1, 2025.

(9)	Mr. Adham resigned from the Company on February 3, 2025. The number of Common Shares held by Mr. Adham as disclosed in this Prospectus are as at February 3, 2025.

(10)	Mr. Guoga resigned from the Company on July 21, 2025. After his resignation, Mr. Guoga does not act as a strategic advisor to the Company and does not have any decision-making power in respect of the Company .

(11)	In addition to the Common Shares listed in the table above, Mr. Hubbard holds 103,750 Options, 10,347 Restricted Share Units and 562,500 Warrants.

(12)	In addition to the Common Shares listed in the table above, Mr. Berruga holds 56,250 Options and 15,176 and Restricted Share Units.

(13)	In addition to the Common Shares listed in the table above, Mr. Harris holds 10,000 Options and 11,788 Restricted Share Units.

(14)	In addition to the Common Shares listed in the table above, Mr. McDonald holds 297,011 Options and 14,538 Restricted Share Units.

(15)	In addition to the Common Shares listed in the table above, Mr. Matonis holds 13,310 Options and 9,727 Restricted Share Units.

(16)	In addition to the Common Shares listed in the table above, Mr. Kaplan holds 21,301 Options and 9,658 Restricted Share Units.

(17)	In addition to the Common Shares listed in the table above, Mr. Ho holds 128,687 Options and 15,176 Restricted Share Units.

(18)	In addition to the Common Shares listed in the table above, Mr. Chadda holds 72,680 Options and 19,864 Restricted Share Units.

(19)	In addition to the Common Shares listed in the table above, Mr. Calderón holds 31,250 Options and 11,727 Restricted Share Units.

(20)	In addition to the Common Shares listed in the table above, Mr. Guoga holds 16,937 Options.

As of the date hereof, the directors and executive officers of the Company, as a group, beneficially owned, or controlled or directed, directly or indirectly, 1,276,129 Common Shares, representing 4.63% of the total issued and outstanding Common Shares.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Corporate Cease Trade Orders or Bankruptcies

Other than as set out below, no director or executive officer of the Company is, as at the date hereof, or has been, within the ten years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)	was subject to a cease trade or similar order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days and that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to a cease trade or similar order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer or chief financial officer.

Douglas Harris, the Company’s Chief Financial Officer also serves as interim Chief Financial Officer of HYLQ. While Mr. Harris was serving as Chief Financial Officer of HYLQ (then, Tony G Co-Investment Holdings Ltd.), on July 22, 2020, the Ontario Securities Commission issued a cease trade order against HYLQ for failure to file its annual financial statements and related management’s discussion and analysis and certificates for HYLQ’s fiscal year ended January 31, 2020 and for its three-month period ended April 30, 2020. HYLQ subsequently made the required filings and the cease trade order was revoked by the Ontario Securities Commission on September 9, 2020.

Personal Bankruptcies

No director or executive officer of the Company, or a shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company:

(a)	is, as at the date hereof, or has been, within the ten years before the date hereof, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)	has, within the ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Penalties and Sanctions

As at the date hereof, no director or executive officer of the Company, or a shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company, has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

The directors and officers of the Company are required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interests that they may have in any project or opportunity of the Company. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict is required to disclose his interest and abstain from voting on such matter in accordance with the Business Corporations Act (Ontario). In appropriate cases, the Company will establish a special committee of independent non-executive directors to review a matter in which one or more directors or officers may have a conflict.

The Company notes that Douglas Harris, Chief Financial Officer of the Company, is also the interim Chief Financial Officer of HYLQ on a part-time basis. Mr Antanas Guoga, a significant shareholder and former director of the Company, is also a significant shareholder of HYLQ. The Company has not identified a conflict of interest to exist based on Mr. Harris’ involvement with the Company and HYLQ. The Company notes that it and HYLQ have operated in different industries and therefore there are no business opportunities which both would pursue resulting in a conflict. On June 17, 2025, Mr. Harris provided a letter to the Company’s board of directors identifying the procedures and controls he has put in place to address and mitigate any potential conflict of interest. The letter confirmed that Mr. Harris maintains strict confidentiality and separation of all company-specific information, records, and communications between the two organizations, that he acts solely in the best interests of each company within the scope of his respective roles, that he will recuse himself from any matters that may give rise to a material conflict of interest or involve intercompany transactions between the Company and HYLQ, and that he is fully prepared to comply with any additional direction from the boards or audit committees of either company regarding the management of any potential or perceived conflicts.

To the best of the Company’s knowledge, and other than as disclosed herein, there are no known existing or potential material conflicts of interest between the Company or a subsidiary of the Company and any director or officer of the Company or a subsidiary of the Company, except that certain of the directors and officers serve as directors and officers of other public or private companies and therefore it is possible that a conflict may arise between their duties as a director or officer of the Company and their duties as a director or officer of such other companies.

Related Party Disclosure

The Company’s related parties include its key management personnel, and any entity related to key management personnel that has transactions with the Company. Key management personnel are those persons having the authority and responsibility for planning, directing, and controlling the activities of the Company, directly or indirectly.

●	During the nine months ended June 30, 2025, the Company paid $15,293 (2024 - $90,000) for consulting services provided by former chairman and director (Aatanas Guoga). At June 30, 2025, there is $nil (2024 - $30,000) of accounts payable to this related party. During 2025, this individual provided a $25 million dollar credit facility to the Company, of which $16.2 million had been advanced as at June 30, 2025.
●	During the nine months ended June 30, 2025, the Company paid $8,000 (2024 - $nil) in directors fees to a director (Luis Berruga). At June 30, 2025, there is $nil (2024 - $nil) of accounts payable to this related party.
●	During the nine months ended June 30, 2025, the Company paid $18,000 (2024 - $15,000) in directors fees to a director (Rubsun Ho). At June 30, 2025, there is $nil (2024 - $nil) of accounts payable to this related party.
●	During the nine months ended June 30, 2025, the Company paid $18,000 (2024 - $nil) in directors fees to a director (Ungad Chadda). At June 30, 2025, there is $nil (2024 - $nil) of accounts payable to this related party.

●	During the nine months ended June 30, 2025, the Company paid $42,463 (2024 - $62,641) for consulting services provided by former director and Chief Investment Officer (Mohammed Adham) until his resignation on January 30, 2025. At June 30, 2025, there is $nil (2024 - $2,641) of accounts payable to this related party.
●	During the nine months ended June 30, 2025, the Company paid $310,883 (2024 - $30,513) for consulting and director services provided by the former Chief Executive Officer (Leah Wald). At June 30, 2025, there is $nil (2024 - $20,513) of accounts payable to this related party.
●	During the nine months ended June 30, 2025, the Company paid $238,430 (2024 - $67,500) for consulting services provided by the Chief Financial Officer (Doug Harris). At June 30, 2025, there is $nil (2024 - $nil) of accounts payable to this related party.
●	During the nine months ended June 30, 2025, the Company paid $122,813 for consulting services provided by the Chief Technology Officer (Max Kaplan). At June 30, 2025, there is $nil of accounts payable to this related party. This individual was founder of OrangeFin Ventures.
●	During the nine months ended June 30, 2025, the Company paid $58,305 (2024 - $54,000) for consulting services provided by the Chief Economist (Jon Matonis). At June 30, 2025, there is $nil (2024 - $nil) of accounts payable to this related party.
●	During the nine months ended June 30, 2025, the Company paid $23,996 (2024 - $nil) in consulting services to the Operations Director (Andrew McDonald). At June 30, 2025, there is $nil (2024 - $nil) of accounts payable to this related party.
●	During the nine months ended June 30, 2025, $97,540 (2024 - $20,741) was charged for legal services by a firm (Irwin Lowy LLP) of which the corporate secretary of the Company is an associate (Carly Burk). At June 30, 2025, there is $nil of accounts payable to this related party (2024 - $6,560).

Convertible Note Facility

The Company entered into a convertible note facility on April 23, 2025 for US$500 million with an affiliate of ATW Partners Opportunities Management, LLC (the “Facility”), of which US$20 million was drawn as an initial tranche on May 1, 2025, with additional capacity of up to USD$480 million available in follow-on drawdowns, subject to certain conditions, including but not limited to: no default or event of default by the Company under the agreement, the continued accuracy of the representations and warranties made by the Company under the agreement, timely delivery of closing documents, approval of the CSE or other applicable exchange, the mutual agreement between the parties to proceed with a subsequent tranche, satisfactory legal and financial conditions, and written notice and mutual agreement to close a specified amount and timing for closing thereof. A copy of the definitive agreement has been filed under the Company’s profile on SEDAR+ and on EDGAR.

Validators

As at the date hereof, the Company operates four Solana validators.

Investment Strategy

Sol Strategies Inc. is a publicly traded Canadian company dedicated to investing in and providing infrastructure for the Solana blockchain ecosystem with a core focus on operating and scaling Solana validators. If the Company changes its investment strategy in the future such that it proposes to invest more than 10% of its assets in crypto assets other than those that, in accordance with section 2.3(1.3) of National Instrument 81-102 - Investment Funds, are fungible and either (a) trade on an exchange recognized by a securities regulatory authority in a jurisdiction of Canada, or (b) are the underlying interest of a specified derivative that trades on an exchange recognized by a securities regulatory authority in a jurisdiction of Canada, before implementing such a proposed change the Company will file an amendment to the Prospectus and seek approval from a majority of shareholders.

Security Interests over Issuer Assets

There is no security interest over any of the Issuer’s assets other than in respect of a BMO corporate credit card, up to $20,000.

CONSOLIDATED CAPITALIZATION

There have not been any material changes in the share and loan capitalization of the Company since the date of the Interim Financial Statements, which are incorporated by reference in this Prospectus. As at June 30, 2025, there were a total of 173,772,836 Common Shares issued and outstanding and as of November 11, 2025, there were a total of 27,570,801 Common Shares issued and outstanding, the decrease in issued and outstanding Common Shares between those dates being principally the result of the Consolidation.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Company’s share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

General

The Company may sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more purchasers through applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the net proceeds to the Company and, to the extent applicable, any fees, discounts, concessions or any other compensation payable to underwriters, dealers or agents and any other material terms. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the CSE. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Any offering of Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants or Units will not be listed on any securities exchange. See “Risk Factors”. Certain dealers may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in these Securities or as to the liquidity of the trading market, if any, for these Securities.

In connection with any offering of the Securities the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under this Prospectus, regardless of whether the overallocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

The Securities have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States and, subject to certain exceptions, may not be offered or sold or otherwise transferred or disposed of, directly or indirectly, to, or for the account or benefit of, persons in the United States or “U.S. Persons” (as such term is defined in Regulation S under the U.S. Securities Act) absent registration under the U.S. Securities Act and all applicable state securities laws, or pursuant to applicable exemption therefrom.

Secondary Offering

Securities may be sold under this Prospectus by way of a secondary offering by or for the account of Selling Securityholders; however, no such sale of securities will compose any at-the-market distribution which may be offered pursuant to a prospectus supplement to this Prospectus.

This prospectus may also, from time to time, relate to the offering of Common Shares by certain Selling Securityholders.

Common Shares may be sold by the Selling Securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in any transaction permitted pursuant to applicable law. The Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Shares included for public offering in this prospectus on Nasdaq, the CSE or any stock exchange, market or trading facility on which the Common Shares are listed or quoted or in private transactions. The Selling Securityholders may sell all or a portion of Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, dealers or agents. If Common Shares are sold through underwriters or dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

If the Selling Securityholders effect such transactions by selling Common Shares to or through underwriters, dealers or agents, such underwriters, dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Securityholders may pledge or grant a security interest in some or all of the Common Shares owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Shares from time to time pursuant to this prospectus or any prospectus supplement filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this Prospectus. The Selling Securityholders also may transfer and donate Common Shares in other circumstances in which case the transferees, donees, pledgees or other successor in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any underwriter, agent or dealer participating in the distribution of Common Shares may be deemed to be “underwriters” within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such underwriter, agent or dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of Common Shares is made, a prospectus supplement, if required, will be distributed which will identify the Selling Securityholders and provide the other information set forth under “Selling Securityholders”, set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

There can be no assurance that any Selling Securityholder will sell any or all of Common Shares referred to in this Prospectus. The Selling Securityholders may also sell any or all of their Common Shares under Rule 144 or Rule 904 under the U.S. Securities Act, in each case, if available, rather than under this Prospectus.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the U.S. Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the U.S. Exchange Act, which may limit the timing of purchases and sales of any Common Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Common Shares to engage in market-making activities with respect to Common Shares. All of the foregoing may affect the marketability of Common Shares and the ability of any person or entity to engage in market-making activities with respect to Common Shares.

Once sold under the Company’s Registration Statement, of which this Prospectus forms a part, Common Shares will be freely tradable in the hands of persons other than our affiliates.

EARNINGS COVERAGE RATIO

If we offer debt securities having a term to maturity in excess of one year under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF COMMON SHARES

The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat. Each Common Share entitles its holder to one vote. The holders of Common Shares are entitled to receive, on a pro rata basis, such dividends as the Company’s board of directors may declare out of funds legally available therefor. In the event of the dissolution, liquidation, winding-up or other distribution of the assets of the Company, such holders are entitled to receive, on a pro rata basis, all of the assets of the Company remaining after payment of all of the Company’s liabilities. The Common Shares carry no pre-emptive, conversion, redemption or retraction rights. The Common Shares carry no other special rights and restrictions other than as described herein.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of Debt Securities that may be issued hereunder and is not intended to be complete. The Debt Securities may be offered separately or together with other Securities, as the case may be. The specific terms of Debt Securities, including the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

The Debt Securities will be direct obligations of the Company. The Debt Securities will be issued in series under one or more trust indentures to be entered into between the Company and a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee. Each such trust indenture, as supplemented or amended from time to time, will set out the terms of the applicable series of Debt Securities. The statements in this Prospectus relating to any trust indenture and the Debt Securities to be issued under it are summaries of anticipated provisions of an applicable trust indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such trust indenture, as applicable.

Each trust indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. Any Prospectus Supplement for Debt Securities will contain the terms and other information with respect to the Debt Securities being offered, including (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities (including, without limitation, whether such debt is senior or subordinated indebtedness), (ii) the currency for which the Debt Securities may be purchased and the currency in which the principal and any interest is payable, (iii) the percentage of the principal amount at which such Debt Securities will be issued, (iv) the date or dates on which such Debt Securities will mature, (v) the rate or rates at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any), (vi) the dates on which any such interest will be payable and the record dates for such payments, (vii) any redemption term or terms under which such Debt Securities may be defeased, (viii) any exchange or conversion terms, and (ix) any other specific terms. Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment. To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions after the Company has entered into it.

The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of such Subscription Receipts being offered;
•	the price at which such Subscription Receipts will be offered;
•	the designation, number and terms of the Common Shares, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the Release Conditions (as defined below), and any procedures that will result in the adjustment of those numbers;
•	the conditions (the “Release Conditions”) that must be met for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares, Debt Securities, Warrants, Units or any combination thereof;
•	the procedures for the issuance and delivery of the Common Shares, Debt Securities, Warrants, Units or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;
•	whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;
•	the identity of the Escrow Agent;
•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;
•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
•	if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;
•	procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
•	any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;
•	any entitlement of the Company to purchase such Subscription Receipts in the open market by private agreement or otherwise;
•	if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;
•	whether the Company will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;
•	whether the Company will issue such Subscription Receipts as bearer securities, as registered securities or both;
•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities, Warrants, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;
•	whether the Company will apply to list such Subscription Receipts on any exchange;
•	material United States and Canadian federal income tax consequences of owning such Subscription Receipts; and
•	any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Debt Securities, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of Warrants for the purchase of Common Shares, Units or Debt Securities that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant indenture to be entered into by the Company and one or more banks or trust companies acting as warrant agent.

The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. You should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering of Warrants will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions after the Company has entered into it.

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the designation, number and terms of the Common Shares, Units or Debt Securities, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•	the exercise price of the Warrants;
•	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrant;
•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Units, Debt Securities or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;
•	material United States and Canadian federal income tax consequences of owning the Warrants; and
•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Company may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security composing such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.

The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Units;
•	the price at which the Units will be offered;
•	the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;
•	the material United States and Canadian federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and
•	whether the Units will be issued in fully registered or global form.

PRIOR SALES

Information in respect of Common Shares issued by the Company within the previous 12-month period, and in respect of securities that are convertible or exchangeable into Common shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

Unless we otherwise indicate in a Prospectus Supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of our Securities for general corporate and working capital requirements, including, but not limited to, adding Solana to the Company’s treasury, funding the expansion of the business and/or ongoing operations, repayment of indebtedness outstanding, completing future acquisitions or for other corporate purposes as set forth in the prospectus supplement relating to the offering of the Securities. The Company confirms that it has not identified any potential acquisitions as of the date hereof. The Company will not receive any proceeds from the sale of Securities by any Selling Securityholder.

More detailed information regarding the use of proceeds from the sale of Securities, including any determinable milestones at the applicable time, will be described in a Prospectus Supplement. We may also, from time to time, issue securities otherwise than pursuant to a Prospectus Supplement to this Prospectus. Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. See “Risk Factors – Discretion in the Use of Proceeds”.

MARKET FOR SECURITIES

The Common Shares are listed and posted for trading on (i) the CSE under the symbol “HODL” and; (ii) the OTCQB Market under the symbol “CYFRF”. Information in respect of trading price and volume of the Common Shares during the previous 12-month period will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax consideration.

RISK FACTORS

An investment in the Securities involves risks. Prospective investors should carefully consider the risks described in the sections entitled “Risk Factors” in any Prospectus Supplement and those set forth in documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, as well as other information in this Prospectus and any applicable Prospectus Supplement, before purchasing any of the Securities. Each of the risks described in these sections and documents could materially and adversely affect the business, financial condition, results of operations and prospects of the Company, and could result in a loss of investment. Additional risks and uncertainties not known to the Company or that the Company currently deems immaterial may also impair the Company’s business, financial condition, results of operations and prospects.

Safeguarding of Digital Assets

As described in the AIF, the Company retains Coinbase Custody Trust Company, LLC (“Coinbase”) as its only third-party custodian. The Company holds its Solana, Bitcoin and other cryptocurrency assets in segregated, secured storage wallets maintained by Coinbase. Further to the Company’s disclosure in the AIF, the Company notes that its cryptocurrency assets held in custody with Coinbase may not be recoverable in the event of bankruptcy by Coinbase, or their affiliates. In Coinbase’s quarterly report, on Form 10-Q, filed with the U.S. Securities Exchange Commission on July 31, 2025, Coinbase disclosed that, in the event of a bankruptcy, custodially held crypto assets could be considered to be the property of the bankruptcy estate and that the cryptocurrency assets held in custody could be subject to bankruptcy proceedings with Coinbase Custody’s customers being treated as general unsecured creditors. Further, regardless of efforts made by the Company to securely store and safeguard assets, there can be no assurance that the Company’s cryptocurrency assets will not be defalcated through hacking or other forms of theft.

Discretion over use of proceeds

Management will have broad discretion concerning the use of the net proceeds from the offering of any Securities, as well as the timing of their expenditures. Depending on a number of factors, the intended use of proceeds from the offering of any Securities may change. As a result, an investor will be relying on the judgment of management for the application of the net proceeds from the offering of any Securities. Management may use the net proceeds from the offering of any Securities in ways that an investor may not consider desirable if they believe it would be in the best interests of the Company to do so. The results and the effectiveness of the application of proceeds from an offering of any Securities are uncertain. If the proceeds are not applied effectively, the Company’s results of operations may suffer.

No Market for the Securities

There is currently no trading market for any Debt Securities, Subscription Receipts, Warrants or Units that may be offered. No assurance can be given that an active or liquid trading market for these securities will develop or be sustained. If an active or liquid market for these securities fails to develop or be sustained, the prices at which these securities trade may be adversely affected. Whether or not these securities will trade at lower prices depends on many factors, including liquidity of these securities, prevailing interest rates and the markets for similar securities, the market price of the Company, general economic conditions and the Company’s financial condition, historic financial performance and future prospects.

Risks Associated with Future Acquisitions

The Company intends to continue to acquire additional businesses. Acquisitions involve a number of special risks, including diversion of management’s attention, failure to retain key acquired personnel, unanticipated events or circumstances, and legal liabilities, some or all of which could have a material adverse effect on the Company’s business, results of operations, prospects and financial condition. In addition, there can be no assurance that the Company can complete any acquisition it pursues on favourable terms, that any acquired businesses, products or technologies will achieve anticipated revenues and income, that any acquired businesses will be successfully integrated without significant use of the Company’s resources and management’s attention, or at all, or that any acquisitions completed will ultimately benefit the business. Furthermore, the potential funding of any such future acquisitions could require diversion of revenue or securing of debt or equity financings by the Company which could, in turn, result in a potentially dilutive issuance of equity securities. If a strategy of growth through acquisition is pursued, the failure of the Company to successfully manage this strategy could have a material adverse effect on the Company’s business, results of operations, prospects and financial condition. Dilution from exercise of outstanding Options or warrants

The Company has outstanding stock options (the “Options”) and warrants representing a right to receive Common Shares on the due exercise thereof. The exercise of Options and warrants and the subsequent resale of such Common Shares in the public market, could adversely affect the prevailing market price of the Common Shares and the Company’s ability to raise equity capital in the future at a time and price which it deems appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares or may grant share purchase warrants and the Company is expected to grant additional Options, restricted share units, performance share units and deferred share units. Any Common Share issuances will result in immediate dilution to existing shareholders’ percentage interest in the Company.

Liquidity of Common Shares

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the CSE or achieve listing on any other exchange.

Effect of changes in interest rates on debt securities

Prevailing interest rates will affect the market price or value of any debt securities. The market price or value of any debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Effect of fluctuations in foreign currency markets on debt securities

Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity restrictions in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable Prospectus Supplement.

The Company may be unable to obtain additional financing on acceptable terms or at all

The Company currently has sufficient non-contingent financial resources to fund operations indefinitely, assuming market conditions are maintained. Nonetheless, the continued development of the Company may require additional financing. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of the Company's business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution. The Company may require additional financing to fund its operations until positive cash flow is achieved.

As a foreign private issuer, the Company is subject to different U.S. securities laws and rules than a U.S. domestic issuer, which may limit the information publicly available to U.S. investors

The Company is a “foreign private issuer” under applicable U.S. federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the U.S. Exchange Act, the Company is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Company’s shareholders may not know on as timely a basis when the Company’s officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. As a foreign private issuer, the Company is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements. The Company is also exempt from Regulation Fair Disclosure (“Regulation FD”), which prohibits issuers from making selective disclosures of material non-public information. While the Company complies with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the U.S. Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, the Company may not be required under the U.S. Exchange Act to file annual and quarterly reports with the SEC as promptly as U.S. domestic companies whose securities are registered under the U.S. Exchange Act. In addition, as a foreign private issuer, the Company has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Company disclose the requirements it is not following and describe the Canadian practices it follows instead. The Company may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, the Company’s shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Company

In order to maintain its status as a foreign private issuer, a majority of the Company’s Common Shares must be either directly or indirectly owned by non-residents of the U.S. unless the Company also satisfies one of the additional requirements necessary to preserve this status. The Company may in the future lose its foreign private issuer status if a majority of its Common Shares are held in the U.S. and if the Company fails to meet the additional requirements necessary to avoid loss of its foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use MJDS. If the Company is not a foreign private issuer, it would not be eligible to use MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer, and would be required to file financial statements prepared in accordance with United States GAAP. In addition, the Company may lose the ability to rely upon exemptions from corporate governance requirements of U.S. securities exchanges that are available to foreign private issuers.

The Company relies upon certain accommodations available to it as an “emerging growth company”

The Company is an “emerging growth company” as defined in Section 3(a) of the U.S. Exchange Act, and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,235,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Company is deemed to be a “large accelerated filer”, as defined in Rule 12b-2 under the U.S. Exchange Act. The Company will qualify as a “large accelerated filer” (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more. For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company cannot predict whether investors will find the Common Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company’s development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company’s business, financial condition and results of operations.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated May 23, 2025, the Company was granted a permanent exemption from the requirement prescribed by the Securities Act (Québec) and by NI 44-101 to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption was granted on the condition that this Prospectus, any Prospectus Supplement, and the documents incorporated by reference therein be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.

PROMOTERS

The Company has no promoters.

LEGAL MATTERS

Certain legal matters related to our Securities offered by this Prospectus will be passed upon on our behalf by Fasken Martineau DuMoulin LLP, with respect to matters of Canadian law, and by Troutman Pepper Locke LLP, with respect to U.S. law. As of the date hereof, Fasken Martineau DuMoulin LLP, as a group, beneficially owns, directly or indirectly, less than 1% of the outstanding Securities of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The Company’s auditor is Davidson & Company LLP, an independent registered public accounting firm, located at 1200 – 609 Granville Street, PO Box 10372, Pacific Centre, Vancouver, British Columbia, Canada V7Y 1G6. Davidson & Company LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and under all relevant U.S. professional and regulatory standards, including PCAOB Rule 3520.

The transfer agent and registrar of the Company is TSX Trust Company (“TSX Trust”), at its principal offices located at Suite 301, 100 Adelaide St. West, Toronto, Ontario, M5H 4H1.

AGENT FOR SERVICE OF PROCESS

Jon Matonis, Michael Hubbard, Max Kaplan, Luis Berruga and José Manuel Calderón (the “Non-Resident Persons”) are each directors and/or officers of the Company who reside outside of Canada. Each of the Non-Resident Persons has appointed the Company as their agent for service of process. The Company’s address for service of process is Suite 401, 217 Queen Street West, Toronto, Ontario, M5V 0R2, Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under MJDS adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a “foreign private issuer” (under U.S. securities laws), the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. The Company is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. In addition, the Company is not required to publish financial statements as promptly as U.S. companies. Furthermore, as a foreign private issuer, the Company has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Company disclose the requirements it is not following and describe the Canadian practices it follows instead.

Documents filed with, or furnished to, the SEC are available through EDGAR at www.sec.gov. The Company’s Canadian public disclosure is available on SEDAR+ and can be viewed at www.sedarplus.ca under the Company’s issuer profile. Unless specifically incorporated by reference herein, documents filed or furnished by the Company on SEDAR+ or EDGAR are neither incorporated in nor part of this Prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

The Company is organized under the laws of Ontario, Canada and its principal place of business is outside the United States. The majority of the directors and officers of the Company and the experts named herein are resident outside of the United States and a substantial portion of the Company’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Company, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.

The Company filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System, with an address at 28 Liberty Street, New York, New York 10005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the Registration Statement.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “OBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify such individual unless such individual had reasonable grounds for believing that such individual’s conduct was lawful.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the condition in (i) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that, subject to the OBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, provided: (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant shall also indemnify such individual in such other circumstances as the OBCA permits or requires.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(c)  Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

Exhibits

Exhibit Number	Description

4.1	The annual information form of the Registrant for the financial year ended September 30, 2024, dated April 28, 2025 (incorporated by reference to Exhibit 99.103 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.2	The audited consolidated financial statements of the Registrant for the years ended September 30, 2024 and September 30, 2023, together with the notes thereto and the auditor’s report thereon (incorporated by reference to Exhibit 99.127 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.3	The management’s discussion and analysis of the financial condition and results of operations of the Registrant for the financial year ended September 30, 2024 (incorporated by reference to Exhibit 99.73 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.4	Management information circular of the Registrant, dated July 2, 2024 (incorporated by reference to Exhibit 99.17 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.5	The amended and restated interim unaudited condensed financial statements of the Registrant for the three and nine months ended June 30, 2025 and June 30, 2024, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K, filed with the Commission on November 14, 2025).

4.6	The amended and restated management’s discussion and analysis of the financial condition and results of operations of the Registrant for the three and nine months ended June 30, 2025 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K, filed with the Commission on November 14, 2025).

4.7	Material Change Report dated October 1, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K, filed with the Commission on October 1, 2025).

4.8	Material Change Report dated September 24, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K, filed with the Commission on September 24, 2025).

4.9	Material Change Report dated September 22, 2025 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K, filed with the Commission on September 22, 2025).

4.10	Material Change Report dated August 5, 2025 (incorporated by reference to Exhibit 99.142 to the Registrant’s Registration Statement on Form 40-F/A, filed with the Commission on August 29, 2025).

4.11	Material Change Report dated July 21, 2025 (incorporated by reference to Exhibit 99.134 to the Registrant’s Registration Statement on Form 40-F/A, filed with the Commission on August 29, 2025).

4.12	Material Change Report dated May 1, 2025 (incorporated by reference to Exhibit 99.110 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.13	Material Change Report dated April 23, 2025 (incorporated by reference to Exhibit 99.102 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.14	Material Change Report dated March 17, 2025 (incorporated by reference to Exhibit 99.96 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.15	Material Change Report dated January 16, 2025 (incorporated by reference to Exhibit 99.63 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.16	Material Change Report dated January 7, 2025, with respect to a material change on January 6, 2025 (incorporated by reference to Exhibit 99.57 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.17	Material Change Report dated December 31, 2024, with respect to a material change on December 20, 2024 (incorporated by reference to Exhibit 99.55 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.18	Material Change Report dated November 26, 2024, with respect to a material change on November 25, 2024 (incorporated by reference to Exhibit 99.45 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

4.19	Material Change Report dated October 23, 2024, with respect to a material change on October 21, 2024 (incorporated by reference to Exhibit 99.37 to the Registrant’s Registration Statement on Form 40-F, filed with the Commission on June 18, 2025).

5.1*	Consent of Davidson & Company LLP.

6.1*	Powers of Attorney (included on the signature page of this Registration Statement).

7.1*	Form of Indenture

107*	Filing fee table.

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada on November 19, 2025.

SOL STRATEGIES INC.

By:	/s/ Michael Hubbard
Name:	Michael Hubbard
Title:	Interim Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Hubbard and Doug Harris, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on November 19, 2025.

Signature	Title

/s/ Michael Hubbard	Michael Hubbard, Interim Chief Executive Officer and Director
Michael Hubbard	(principal executive officer)

/s/ Doug Harris	Chief Financial Officer
Doug Harris	(principal financial and accounting officer)

/s/ Luis Berruga	Chairman
Luis Berruga

/s/ Ungad Chadda	Director
Ungad Chadda

/s/ Jose Calderon	Director
Jose Calderon

/s/ Rubson Ho	Director
Rubson Ho

/s/ Jon Matonis	Director
Jon Matonis

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of SOL Strategies Inc. in the United States, on November 19, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director